UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008

TANDY BRANDS ACCESSORIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-18927	75-2349915
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

690 East Lamar Blvd., Suite 200 Arlington, Texas	76011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 265-4113

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2008, the Board of Directors (the “Board”) of Tandy Brands Accessories, Inc. (the “Company”), upon recommendation of the Compensation Committee, approved the following base salaries for the Company’s chief executive officer, chief financial officer and other named executive officers for fiscal 2009. The base salaries represented no increase in base compensation for Messrs. Jenkins, Mackey or Mitchell. The Board also determined to not grant any equity compensation awards to such officers based on the Company’s performance for fiscal 2008. The base salaries approved are as follows:

Executive Officer	Fiscal 2009 Base Salary
J.S.B. Jenkins President and Chief Executive Officer	$508,800
M.C. (Craig) Mackey Chief Financial Officer, Treasurer and Assistant Secretary	$200,000
David Lawhon Vice President of Operations	$217,000
Jane A. Batts President – Women’s Division	$216,300
Morris D. Mitchell President – Men’s Division	$220,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: August 21, 2008

By: /s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer

3